Exhibit 99.1

Fortune Brands Home & Security Grows Sales and Profit in Q4 and Full Year 2012

Highlights:

  Q4 2012 net sales increase 8 percent year-over-year to $948 million
  Q4 2012 EPS $0.11, EPS before charges/gains increases 35 percent to $0.23
  Company expects full year 2013 net sales to increase at a high-single-digit rate
  Company expects full year 2013 EPS before charges and gains in range of $1.13 - $1.23

DEERFIELD, Ill.--(BUSINESS WIRE)--January 31, 2013--Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced 2012 fourth quarter and full-year results.

Fourth quarter 2012

For the fourth quarter of 2012, net sales were $948 million, an increase of 8 percent over the fourth quarter of 2011. Diluted earnings per share were $0.11, compared to a loss of $0.46 in the prior year. Diluted EPS before charges/gains was $0.23, a 35 percent increase over the prior year.

Operating income was $7.5 million, compared to a loss of $109.4 million in the prior year. Operating income before charges/gains was $61.2 million, up 39 percent over the prior year.

“We grew both sales and profit slightly more than expected this quarter,” said Chris Klein, chief executive officer, Fortune Brands Home & Security. “And we again outperformed our market, which was driven by double-digit growth in new housing construction and moderate growth for home repairs and remodeling, despite a continued lag in purchases of large ticket items, such as cabinets and windows.”

For each segment in the fourth quarter 2012, compared to the prior-year quarter:

  Kitchen & Bath Cabinetry net sales were up 12 percent, with operating income before charges/gains of $12.3 million vs. a loss of $3.1 million. Growth and share gains were driven by product line expansion and overall market improvement, particularly in new construction, with increases in all channels.
  Plumbing & Accessories net sales were up 15 percent, with increases in all channels. Strong gains continued in U.S. wholesale from new construction and international markets, especially China. New product introductions drove retail channel increases.
  Advanced Material Windows & Door Systems net sales were up 1 percent, with Door sales increasing 5 percent and Windows declining 2 percent.
  Security & Storage net sales were down 4 percent. Excluding the impact of a 53rd week in 2011, segment sales were flat, with Security sales increasing 4 percent and Storage sales declining 5 percent.

“We had a strong fourth quarter and full year 2012, doing just what we said we would. Our business teams continue to deliver results that are meeting or exceeding our expectations as we outperform the market for our products and continue to drive profitable growth,” Klein said.

Full year 2012

For the full year 2012, net sales were $3.6 billion, an increase of 8 percent over 2011. Diluted earnings per share were $0.71, compared to a loss per share of $0.23 in the prior year, and diluted EPS before charges/gains was $0.89 vs. $0.60 last year, an increase of 48 percent.

Full-year operating income was $162 million, an increase of $177 million from the prior year, and full-year operating income before charges/gains was $228 million, an increase of 40 percent.

“Our balance sheet as of December 31, 2012 became even stronger, with $336 million in cash, gross debt of $326 million and nothing outstanding on our $650 million revolving credit facility. Our net debt-to-EBITDA before charges/gains ratio is zero,” said Lee Wyatt, senior vice president and chief financial officer. “We are solidly positioned with several options to drive significant incremental shareholder value.”

Outlook for 2013

For the full year 2013, the Company’s assumption for the growth of the U.S. market for its home products is 6 to 8 percent versus 2012. Based on this planning assumption and other factors, and the Company’s expectation to continue outperforming this market, the Company expects full year 2013 net sales to increase at a high-single-digit rate. The Company expects diluted EPS before charges/gains to be in the range of $1.13 to $1.23. This targeted range compares to 2012 diluted EPS before charges and gains of $0.89, as stated above.

The Company expects free cash flow for 2013 to be at least $200 million, net of capital expenditures of approximately $100 million.

“In 2013, we expect the home products market to improve much like 2012, and I am confident that we should outperform our market in similar form, delivering solid sales and profit growth. We believe our strong brands, compelling product innovation and operational excellence, along with our solid capital structure, position us to continue to outperform now and well into the future,” Klein said.

About Fortune Brands Home & Security, Inc.

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that help fulfill the dreams of homeowners and help people feel more secure. The company’s trusted brands include Master Lock, MasterBrand cabinets, Moen faucets, Simonton windows and Therma-Tru entry door systems. FBHS holds market leadership positions in all of its segments. The company’s 16,000 associates generated $3.6 billion in net sales in 2012. FBHS is part of the S&P MidCap 400 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. These factors include those in Item 1A of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date hereof.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, operating income before charges/gains, free cash flow and net debt-to-EBITDA before charges/gains ratio. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2012	2011	% Change	2012	2011	% Change
Net Sales (GAAP)
Kitchen & Bath Cabinetry	$339.5	$301.7	12.5	$1,326.6	$1,256.3	5.6
Plumbing & Accessories	296.5	258.1	14.9	1,100.7	962.8	14.3
Advanced Material Windows & Door Systems	155.8	153.7	1.4	587.2	552.9	6.2
Security & Storage	156.1	162.6	(4.0)	576.6	556.6	3.6
Total Net Sales	$947.9	$876.1	8.2	$3,591.1	$3,328.6	7.9

Operating Income (Loss) Before Charges/Gains(a)
Kitchen & Bath Cabinetry	$12.3	$(3.1)	496.8	$40.0	$18.4	117.4
Plumbing & Accessories	41.7	39.1	6.6	169.2	137.9	22.7
Advanced Material Windows & Door Systems	4.4	2.9	51.7	4.3	(3.8)	213.2
Security & Storage	20.7	16.9	22.5	74.4	62.6	18.8
Corporate expense	(17.9)	(11.7)	(53.0)	(60.2)	(52.1)	(15.6)
Total Operating Income Before Charges/Gains	$61.2	$44.1	38.7	$227.7	$163.0	39.7

Earnings Per Share Before Charges/Gains(b)
Diluted	$0.23	$0.17	35.3	$0.89	$0.60	48.3

EBITDA Before Charges/Gains(c)	$84.9	$69.5	22.2	$321.3	$261.4	22.9

(a) Operating income (loss) before charges/gains is operating income (loss) derived in accordance with U.S. generally accepted accounting principles ("GAAP") including estimated incremental standalone corporate expenses for 2011 periods prior to the spin-off of the Company from Fortune Brands, Inc. (the "Separation"), and excluding restructuring and other charges, business separation costs, asset impairment charges, income from a contingent acquisition consideration adjustment, and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by FBHS and to evaluate and identify cost-reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies. A reconciliation to operating income, the most comparable GAAP measure, is included in subsequent tables.

(b) Diluted EPS before charges/gains is net income (loss) calculated on a diluted per-share basis excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, asset impairment charges, income tax gains pertaining to the favorable resolution of tax audits, and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Diluted EPS before charges/gains for the three months ended December 31, 2011 have also been adjusted to reflect an adjusted pro forma effective tax rate of 35%. Diluted EPS before charges/gains for the twelve months ended December 31, 2011 have also been adjusted to reflect an adjusted pro forma effective tax rate of 35%, capital structure changes that reflect the borrowing arrangements and debt level of the Company as of October 4, 2011, the 1:1 share distribution resulting from the Separation, estimated incremental standalone corporate expenses for 2011 periods prior to the Separation, and business separation costs. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies. A reconciliation to diluted EPS, the most closely comparable GAAP measure, is included in subsequent tables.

(c) EBITDA before charges/gains is net income (loss) derived in accordance with GAAP including estimated incremental standalone corporate expenses for 2011 periods prior to the Separation and excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, business separation costs, asset impairment charges, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, amortization of intangible assets, related party interest expense, net, external interest expense, and income tax provision (benefit). EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies. A reconciliation from net income, the most closely comparable GAAP measure, is included in subsequent tables.

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEET (GAAP)
(In millions)
(Unaudited)

	December 31,	December 31,
	2012	2011

Assets
Current assets
Cash and cash equivalents	$336.0	$120.8
Accounts receivable, net	381.8	346.1
Inventories	357.2	336.3
Other current assets	151.1	150.3
Total current assets	1,226.1	953.5

Property, plant and equipment, net	509.4	525.8
Goodwill	1,387.0	1,366.6
Other intangible assets, net of accumulated amortization	677.7	702.9
Other assets	71.1	89.1
Total assets	$3,871.3	$3,637.9

Liabilities and Equity
Current liabilities
Notes payable to banks	$5.5	$3.8
Current portion of long-term debt	22.5	17.5
Accounts payable	287.0	260.7
Other current liabilities	336.3	315.8
Total current liabilities	651.3	597.8

Long-term debt	297.5	389.3
Deferred income taxes	221.3	204.1
Accrued defined benefit plans	252.7	248.2
Other non-current liabilities	63.8	74.0
Total liabilities	1,486.6	1,513.4

Stockholders' equity	2,381.1	2,120.8
Noncontrolling interests	3.6	3.7
Total equity	2,384.7	2,124.5
Total liabilities and equity	$3,871.3	$3,637.9

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended December 31,
	2012	2011
Operating Activities
Net income (loss)	$119.7	$(34.6)
Depreciation and amortization	101.3	111.5
Asset impairment charges	15.8	90.0
Defined benefit plan actuarial losses	42.2	80.0
Deferred income taxes	(5.4)	(62.4)
Other noncash items	24.0	19.2
Changes in assets and liabilities, net	(14.8)	(28.3)
Net cash provided by operating activities	$282.8	$175.4

Investing Activities
Capital expenditures, net of proceeds from asset sales	$(61.5)	$(65.0)
Acquisitions, net of cash acquired	(19.5)	(6.0)
Other investing activities, net	(5.7)	-
Net cash used in investing activities	$(86.7)	$(71.0)

Net cash provided by (used in) financing activities	$15.7	$(43.5)

Effect of foreign exchange rate changes on cash	3.4	(0.8)

Net increase in cash and cash equivalents	$215.2	$60.1
Cash and cash equivalents at beginning of period	120.8	60.7
Cash and cash equivalents at end of period	$336.0	$120.8

FREE CASH FLOW	Twelve Months Ended December 31,		2013 Full Year
	2012	2011	Target

Free Cash Flow (a)	$325.6	$121.4	$200.0
Add:
Capital expenditures	75.0	68.5	100.0
Less:
Proceeds from the sale of assets	13.5	3.5	-
Proceeds from the exercise of stock options	104.3	11.0	35.0
Cash Flow From Operations (GAAP)	$282.8	$175.4	$265.0

(a) Free cash flow is cash flow from operations calculated in accordance with GAAP less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment) plus proceeds from the exercise of stock options. Free cash flow does not reflect adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONSOLIDATED STATEMENT OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2012	2011	% Change	2012	2011	% Change

Net Sales	$947.9	$876.1	8.2	$3,591.1	$3,328.6	7.9

Cost of products sold	644.4	637.0	1.2	2,421.1	2,332.1	3.8

Selling, general
and administrative expenses	277.3	252.2	10.0	976.9	900.6	8.5

Amortization of intangible assets	2.5	3.4	(26.5)	11.1	14.4	(22.9)

Restructuring charges	0.4	2.9	(86.2)	4.5	4.7	(4.3)

Business separation costs	-	-	-	-	2.4	(100.0)

Asset impairment charges	15.8	90.0	(82.4)	15.8	90.0	(82.4)

Operating Income (Loss)	7.5	(109.4)	106.9	161.7	(15.6)	1,136.5

Related party interest expense, net	-	-	-	-	23.2	(100.0)

External interest expense	2.1	3.0	(30.0)	8.7	3.2	171.9

Other (income) expense, net	(0.4)	(0.3)	(33.3)	(1.0)	1.6	(162.5)

Income (loss) before income taxes	5.8	(112.1)	105.2	154.0	(43.6)	453.3

Income taxes	(12.8)	(41.2)	68.9	34.3	(9.0)	481.1

Net Income (Loss)	$18.6	$(70.9)	126.2	$119.7	$(34.6)	446.1

Less: Noncontrolling interests	0.2	0.1	100.0	1.0	1.0	-

Net Income (Loss) attributable to
Fortune Brands Home & Security	$18.4	$(71.0)	125.9	$118.7	$(35.6)	433.5

Earnings Per Common Share, Diluted(a):
Net Income (Loss)	$0.11	$(0.46)	123.9	$0.71	$(0.23)	408.7

Diluted Average Shares Outstanding(a)	169.2	155.7	8.6	166.1	155.2	7.1

(a) Diluted earnings per common share and the average number of shares of common stock outstanding in the twelve months ended December 31, 2011 were retrospectively restated adjusting the number of shares of Fortune Brands Home & Security, Inc. common stock using the number of shares of common stock outstanding as of September 27, 2011. In the periods prior to the spin-off of Fortune Brands Home & Security, Inc. from Fortune Brands, Inc., the same number of shares was used to calculate diluted earnings per share since no Fortune Brands Home & Security, Inc. stock-based awards were outstanding at that time.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2012	2011	% Change	2012	2011	% Change
Net Sales (GAAP)
Kitchen & Bath Cabinetry	$339.5	$301.7	12.5	$1,326.6	$1,256.3	5.6
Plumbing & Accessories	296.5	258.1	14.9	1,100.7	962.8	14.3
Advanced Material Windows & Door Systems	155.8	153.7	1.4	587.2	552.9	6.2
Security & Storage	156.1	162.6	(4.0)	576.6	556.6	3.6
Total Net Sales	$947.9	$876.1	8.2	$3,591.1	$3,328.6	7.9

Operating Income (Loss)
Kitchen & Bath Cabinetry	$6.4	$(15.2)	142.1	$20.5	$5.7	259.6
Plumbing & Accessories	41.7	39.1	6.6	169.2	138.0	22.6
Advanced Material Windows & Door Systems	(5.4)	(91.6)	94.1	(1.0)	(101.2)	99.0
Security & Storage	21.2	16.9	25.4	75.4	62.6	20.4
Corporate Expenses(a)	(56.4)	(58.6)	3.8	(102.4)	(120.7)	15.2
Total Operating Income (Loss) (GAAP)	$7.5	$(109.4)	106.9	$161.7	$(15.6)	1,136.5

OPERATING INCOME (LOSS) BEFORE CHARGES/GAINS RECONCILIATION

Operating Income (Loss) Before Charges/Gains(b)
Kitchen & Bath Cabinetry	$12.3	$(3.1)	496.8	$40.0	$18.4	117.4
Plumbing & Accessories	41.7	39.1	6.6	169.2	137.9	22.7
Advanced Material Windows & Door Systems	4.4	2.9	51.7	4.3	(3.8)	213.2
Security & Storage	20.7	16.9	22.5	74.4	62.6	18.8
Corporate expenses	(17.9)	(11.7)	(53.0)	(60.2)	(52.1)	(15.6)

Total Operating Income Before Charges/Gains(b)	61.2	44.1	38.7	227.7	163.0	39.7
Restructuring and other charges(c)	0.6	(16.6)	103.6	(10.0)	(20.0)	50.0
Contingent acquisition consideration adjustment (d)	-	-	-	2.0	-	100.0
Standalone corporate costs(e)	-	-	-	-	13.8	(100.0)
Asset impairment charges	(15.8)	(90.0)	82.4	(15.8)	(90.0)	82.4
Business separation costs (f)	-	-	-	-	(2.4)	100.0
Defined benefit plan actuarial losses (g)	(38.5)	(46.9)	18.0	(42.2)	(80.0)	47.3
Total Operating Income (Loss) (GAAP)	$7.5	$(109.4)	106.9	$161.7	$(15.6)	1,136.3

(a) For twelve months ended December 31, 2011, corporate expenses include allocations of certain Fortune Brands, Inc. general corporate expenses incurred directly by Fortune Brands, Inc. These allocated expenses include costs associated with legal, finance, treasury, accounting, internal audit and general management services. They also include the components of defined benefit plan expense other than service cost including actuarial gains and losses.

(b) Operating income (loss) before charges/gains is operating income (loss) derived in accordance with GAAP including estimated incremental standalone corporate expenses for 2011 periods prior to the Separation and excluding restructuring and other charges, business separation costs, asset impairment charges, income from a contingent acquisition consideration adjustment and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by FBHS and to evaluate and identify cost-reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(c) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs; "other charges" represent charges directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines and accelerated depreciation resulting from the closure of facilities and gains or losses associated with the sale of closed facilities.

(d) Represents gain attributable to reduction of estimated liability for contingent consideration associated with a business acquisition.

(e) The Company estimates that it would have incurred $13.8 million of incremental corporate expenses if it had functioned as an independent standalone public company for the twelve months ended December 31, 2011.

(f) Business separation costs are costs related to non-cash non-recurring costs associated with the modification of share-based compensation awards as a result of the spin-off of FBHS from Fortune Brands, Inc.

(g) Represents actuarial losses associated with our defined benefit plans. Actuarial gains or losses in a period represent the difference between actual and actuarially assumed experience, principally related to liability discount rates and plan asset returns, as well as other actuarial assumptions including compensation rates, turnover rates, and health care cost trend rates. The Company recognizes actuarial gains or losses immediately in operating income to the extent they cumulatively exceed a “corridor.” The corridor is equal to the greater of 10% of the fair value of plan assets or 10% of a plan’s projected benefit obligation. Actuarial gains or losses are determined at required remeasurement dates which occur at least annually in the fourth quarter. Our Operating Income Before Charges/Gains reflects our expected rate of return on pension plan assets which in a given period may materially differ from our actual return on plan assets. Our liability discount rates and plan asset returns are based upon difficult to predict fluctuations in global bond and equity markets that are not directly related to the Company’s business. We believe that the exclusion of actuarial gains or losses from Operating Income Before Charges/Gains provides investors with useful supplemental information regarding the underlying performance of the business from period to period that may be considered in conjunction with our operating income as measured on a GAAP basis. We present this supplemental information because such actuarial gains or losses may create volatility in our operating income that does not necessarily have an immediate corresponding impact on operating cash flow or the actual compensation and benefits provided to our employees. The table below sets forth additional supplemental information on the Company’s historical actual and expected rate of return on plan assets, as well as discount rates used to value its defined benefit obligations:

(In millions)	Year Ended			Year Ended
	December 31, 2012			December 31, 2011
	%	$		%	$
Actual return on plan assets	14.5%	$63.7		(0.6)%	($2.7)
Expected return on plan assets	7.8%	36.8		8.5%	41.3
Discount rate at December 31:
Pension benefits	4.9%			5.8%
Postretirement benefits	4.6%			5.3%

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION
Diluted EPS before charges/gains is net income (loss) calculated on a diluted per-share basis excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, asset impairment charges, income tax gains pertaining to the favorable resolution of tax audits, and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Diluted EPS for the three months ended December 31, 2011 have also been adjusted to reflect an adjusted pro forma effective tax rate of 35%. Diluted EPS before charges/gains for the twelve months ended December 31, 2011 have also been adjusted to reflect an adjusted pro forma effective tax rate of 35%, capital structure changes that reflect the borrowing arrangements and debt level of the Company as of October 4, 2011, the 1:1 share distribution resulting from the Separation, estimated incremental standalone corporate expenses for the 2011 periods prior to the Separation, and business separation costs. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

For the fourth quarter of 2012, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding income of $0.6 million ($0.3 million after tax) related to previously announced restructuring initiatives, asset impairment charges of $15.8 million ($9.7 million after tax or $0.06 per diluted share) pertaining to the impairment of certain indefinite lived trade names, income tax gains pertaining to the favorable resolution of tax audits of $12.7 million ($0.08 per diluted share) and the impact of expense from actuarial losses associated with our defined benefit plans of $38.5 million ($23.8 million after tax or $0.14 per diluted share).

For the twelve months ended December 31, 2012, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $10.0 million ($6.6 million after tax or $0.04 per diluted share) of restructuring and other charges, income from a contingent acquisition consideration adjustment of $2.0 million ($1.2 million after tax), asset impairment charges of $15.8 million ($9.7 million after tax or $0.06 per diluted share) pertaining to the impairment of certain indefinite lived trade names, income tax gains pertaining to the favorable resolution of tax audits of $12.7 million ($0.08 per diluted share) and the impact of expense from actuarial losses associated with our defined benefit plans of $42.2 million ($26.2 million after tax or $0.16 per diluted share).

For the fourth quarter of 2011, diluted EPS before charges/gains is net income (loss) calculated on a diluted per-share basis adjusted to reflect an adjusted pro forma tax rate adjustment of $3.1 million ($0.02 per diluted share), and excludes $16.6 million ($10.2 million after tax or $0.07 per diluted share) of restructuring and other charges, asset impairment charges of $90.0 million ($55.3 million after tax or $0.35 per diluted share) pertaining to the impairment of certain indefinite lived trade names and the impact of expense from actuarial losses associated with our defined benefit plans of $46.9 million ($29.2 million after tax or $0.18 per diluted share).

For the year ended December 31, 2011, diluted EPS before charges/gains is net income (loss) calculated on a diluted per-share basis adjusted to reflect the actual number of diluted shares of the Company as of December 31, 2011 of 160.7 million, estimated incremental standalone corporate costs of $13.8 million ($8.6 million after tax or $0.05 per diluted share), an adjusted pro forma effective tax rate adjustment of $12.0 million ($0.07 per share) to reflect an effective tax rate of 35%, capital structure changes that reflect the borrowing arrangements and debt level of the Company as of October 4, 2011 of $14.4 million ($8.9 million after tax or $0.06 per diluted share), and excludes restructuring and other charges of $20.0 million ($12.5 million after tax or $0.08 per diluted share), business separation costs of $2.4 million ($1.7 million after tax or $0.01 per diluted share), asset impairment charges of $90.0 million ($55.3 million after tax or $0.34 per diluted share) pertaining to the impairment of certain indefinite lived trade names and the impact of expense from actuarial losses associated with our defined benefit plans of $80.0 million ($49.9 million after tax or $0.31 per diluted share).

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2012	2011	% Change	2012	2011	% Change

Earnings Per Common Share - Diluted
EPS Before Charges/Gains	$0.23	$0.17	35.3	$0.89	$0.60	48.3

Restructuring and other charges	-	(0.07)	100.0	(0.04)	(0.08)	50.0
Contingent acquisition consideration adjustment	-	-	-	-	-	-
Standalone corporate costs	-	-	-	-	0.05	(100.0)
Capital structure change	-	-	-	-	(0.06)	100.0
Business separation costs	-	-	-	-	(0.01)	100.0
Adjusted pro forma tax rate adjustment	-	(0.02)	100.0	-	(0.07)	100.0
Asset impairment charges	(0.06)	(0.35)	82.9	(0.06)	(0.34)	82.4
Defined benefit plan actuarial losses	(0.14)	(0.18)	22.2	(0.16)	(0.31)	48.4
Income tax gains	0.08	-	100.0	0.08	-	100.0
Impact of anti-dilution	-	(0.01)	100.0	-	(0.01)	100.0

Diluted EPS (GAAP)	$0.11	$(0.46)	123.9	$0.71	$(0.23)	408.7

RECONCILIATION OF FULL YEAR 2013 EARNINGS GUIDANCE TO GAAP

For the full year, the Company is targeting diluted EPS before charges/gains to be in the range of $1.13 to $1.23 per share. On a GAAP basis, the Company is targeting diluted EPS to be in the range of $1.13 to $1.23 per share. The Company's GAAP basis EPS range assumes the Company incurs no actuarial gains or loss associated with its defined benefit plans.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

RECONCILIATION OF GAAP NET INCOME (LOSS) TO EBITDA BEFORE CHARGES/GAINS

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2012	2011	% Change	2012	2011	% Change

Net Income (Loss)	$18.6	$(70.9)	126.2	$119.7	$(34.6)	446.1

Depreciation (a)	$20.8	$21.7	(4.0)	$81.5	$85.6	(4.7)
Amortization of intangible assets	2.5	3.4	(26.5)	11.1	14.4	(22.9)
Restructuring and other charges	(0.6)	16.6	(103.6)	10.0	20.0	(50.0)
Contingent acquisition consideration adjustment	-	-	-	(2.0)	-	(100.0)
Business separation costs	-	-	-	-	2.4	(100.0)
Related party interest expense, net	-	-	-	-	23.2	(100.0)
External interest expense	2.1	3.0	(30.0)	8.7	3.2	171.9
Standalone corporate expenses	-	-	-	-	(13.8)	100.0
Asset impairment charges	15.8	90.0	(82.4)	15.8	90.0	(82.4)
Defined benefit plan actuarial losses	38.5	46.9	(18.0)	42.2	80.0	(47.3)
Income tax provision (benefit)	(12.8)	(41.2)	68.9	34.3	(9.0)	481.1

EBITDA BEFORE CHARGES/GAINS (b)	$84.9	$69.5	22.2	$321.3	$261.4	22.9

(a) Depreciation excludes accelerated depreciation of $(1.0) million and $8.7 million for the three and twelve months ended December 31, 2012, respectively, and $10.4 million and $11.5 million for the three and twelve months ended December 31, 2011. Accelerated depreciation is included in restructuring and other charges.
(b) EBITDA before charges/gains is net income (loss) derived in accordance with GAAP including estimated incremental standalone corporate expenses for 2011 periods prior to the Separation and excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, business separation costs, asset impairment charges, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, amortization of intangible assets, related party interest expense, net, external interest expense, and income tax provision (benefit). EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

As of December 31, 2012
Notes payable to banks (a)				5.5
Current portion of long-term debt (a)				22.5
Long-term debt (a)				297.5
Total debt				325.5
Less:
Cash and cash equivalents (a)				336.0
Net debt (1)				(10.5)

For the twelve months ended December 31, 2012
EBITDA before charges/gains (2) (b)				321.3

Net debt-to-EBITDA before charges/gains ratio (1/2)				(0.0)

(a) Amounts are per the unaudited Condensed Consolidated Balance Sheet as of December 31, 2012.

(b) EBITDA before charges/gains is net income derived in accordance with GAAP excluding depreciation, amortization of intangible assets, restructuring and other charges, asset impairment charges, income from a contingent acquisition consideration adjustment, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, external interest expense and income tax provision (benefit). EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company’s ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Three Months Ended December 31,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments
		Restructuring	Defined benefit	Pro forma	Asset		Before
	GAAP	and other	plan actuarial	tax rate	impairment	Income tax	Charges/Gains
	(unaudited)	charges	losses	adjustment	charges	gains	(Non-GAAP)

2012	FOURTH QUARTER

Net Sales	$947.9	-	-	-	-	-

Cost of products sold	644.4	1.0	(12.7)	-	-	-
Selling, general & administrative expenses	277.3	-	(25.8)	-	-	-
Amortization of intangible assets	2.5	-	-	-	-	-
Restructuring charges	0.4	(0.4)	-	-	-	-
Asset impairment charges	15.8	-	-	-	(15.8)	-

Operating Income	7.5	(0.6)	38.5	-	15.8	-	61.2

External interest expense	2.1	-	-	-	-	-
Other income, net	(0.4)	-	-	-	-	-
Income before income taxes	5.8	(0.6)	38.5	-	15.8	-	59.5

Income taxes	(12.8)	(0.3)	14.7	-	6.1	12.7

Net Income	$18.6	(0.3)	23.8	-	9.7	(12.7)	39.1

Less: Noncontrolling interests	0.2	-	-	-	-	-

Net Income attributable to Fortune Brands Home & Security, Inc.	$18.4	(0.3)	23.8	-	9.7	(12.7)	38.9

Average Diluted Shares Outstanding	169.2						169.2

Diluted EPS	0.11						0.23

2011

Net Sales	$876.1	-	-	-	-	-

Cost of products sold	637.0	(13.7)	(23.9)	-	-	-
Selling, general & administrative expenses	252.2	-	(23.0)	-	-	-
Amortization of intangible assets	3.4	-	-	-	-	-
Restructuring charges	2.9	(2.9)	-	-	-	-
Asset impairment charges	90.0	-	-	-	(90.0)	-

Operating Income (Loss)	(109.4)	16.6	46.9	-	90.0	-	44.1

External interest expense	3.0	-	-	-	-	-
Other income, net	(0.3)	-	-	-	-	-
Income before (loss) income taxes	(112.1)	16.6	46.9	-	90.0	-	41.4

Income taxes	(41.2)	6.4	17.7	(3.1)	34.7	-

Net Income (Loss)	$(70.9)	10.2	29.2	3.1	55.3	-	26.9

Less: Noncontrolling interests	0.1	-	-	-	-	-

Net Income (Loss) attributable to Fortune Brands Home & Security, Inc.	$(71.0)	10.2	29.2	3.1	55.3	-	26.8

Average Diluted Shares Outstanding	155.7						159.3

Diluted EPS	(0.46)						0.17

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Twelve Months Ended December 31,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments
			Contingent			Defined
		Restructuring	acquisition	Standalone	Business	benefit plan	Capital	Pro forma	Asset		Before
	GAAP	and other	consideration	corporate	separation	actuarial	structure	tax rate	impairment	Income tax	Charges/Gains
	(unaudited)	charges	adjustment	costs	costs	losses	change	adjustment	charges	gains	(Non-GAAP)

2012	YEAR TO DATE

Net Sales	$3,591.1	-	-	-	-	-	-	-	-	-

Cost of products sold	2,421.1	(5.5)	-	-	-	(14.2)	-	-	-	-
Selling, general & administrative expenses	976.9	-	2.0	-	-	(28.0)	-	-	-	-
Amortization of intangible assets	11.1	-	-	-	-	-	-	-	-	-
Restructuring charges	4.5	(4.5)	-	-	-	-	-	-	-	-
Asset impairment charges	15.8	-	-	-	-	-	-	-	(15.8)	-

Operating Income	161.7	10.0	(2.0)	-	-	42.2	-	-	15.8	-	227.7

External interest expense	8.7	-	-	-	-	-	-	-	-	-
Other income, net	(1.0)	-	-	-	-	-	-	-	-	-
Income before income taxes	154.0	10.0	(2.0)	-	-	42.2	-	-	15.8	-	220.0

Income taxes	34.3	3.4	(0.8)	-	-	16.0	-	-	6.1	12.7

Net Income	$119.7	6.6	(1.2)	-	-	26.2	-	-	9.7	(12.7)	148.3

Less: Noncontrolling interests	1.0	-	-	-	-	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$118.7	6.6	(1.2)	-	-	26.2	-	-	9.7	(12.7)	147.3

Average Diluted Shares Outstanding	166.1										166.1

Diluted EPS	0.71				`						0.89

2011

Net Sales	$3,328.6	-	-	-	-	-	-	-	-	-

Cost of products sold	2,332.1	(15.3)	-	-	-	(41.0)	-	-	-	-
Selling, general & administrative expenses	900.6	-	-	13.8	-	(39.0)	-	-	-	-
Amortization of intangible assets	14.4	-	-	-	-	-	-	-	-	-
Restructuring charges	4.7	(4.7)	-	-	-	-	-	-	-	-
Business separation costs	2.4	-	-	-	(2.4)	-	-	-	-	-
Asset impairment charges	90.0	-	-	-	-	-	-	-	(90.0)	-

Operating Income (Loss)	(15.6)	20.0	-	(13.8)	2.4	80.0	-	-	90.0	-	163.0

Related party interest expense, net	23.2	-	-	-	-	-	(14.4)	-	-	-
External interest expense	3.2	-	-	-	-	-	-	-	-	-
Other expense, net	1.6	-	-	-	-	-	-	-	-	-
Income (loss) before income taxes	(43.6)	20.0	-	(13.8)	2.4	80.0	14.4	-	90.0	-	149.4

Income taxes	(9.0)	7.5	-	(5.2)	0.7	30.1	5.5	(12.0)	34.7	-

Net Income (Loss)	$(34.6)	12.5	-	(8.6)	1.7	49.9	8.9	12.0	55.3	-	97.1

Less: Noncontrolling interests	1.0	-	-	-	-	-	-	-	-	-

Net Income (Loss) attributable
to Fortune Brands Home & Security, Inc.	$(35.6)	12.5	-	(8.6)	1.7	49.9	8.9	12.0	55.3	-	96.1

Average Diluted Shares Outstanding	155.2										160.7

Diluted EPS	(0.23)										0.60

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF SEGMENT OPERATING INCOME (LOSS) BEFORE CHARGES/GAINS TO GAAP OPERATING INCOME (LOSS)
(In millions)
(unaudited)

	For the three month period ended
	December 31, 2012	December 31, 2011	$ change
KITCHEN & BATH CABINETRY
Operating income (loss) before charges/gains(a)	$12.3	$(3.1)	$15.4
Restructuring charges	(1.1)	(2.9)	1.8
Other charges (b)
Cost of products sold	1.1	(9.2)	10.3
Asset impairment charges	(5.9)	-	(5.9)
Operating income (loss) (GAAP)	$6.4	$(15.2)	$21.6

(a) Operating income (loss) before charges/gains is operating income (loss) derived in accordance with GAAP excluding restructuring and other charges and asset impairment charges. Operating income before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by FBHS and to evaluate and identify cost-reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Other charges represents charges directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines and accelerated depreciation resulting from the closure of facilities and gains or losses associated with the sale of closed facilities.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN GAAP NET SALES TO NET SALES EXCLUDING 53rd WEEK IN 2011
(unaudited)

Three Months Ended
December 31, 2012

SECURITY & STORAGE
Net Sales (GAAP)	(4)%
53rd week impact in 2011	4%
Net Sales excluding 53rd week impact in 2011	0%

SECURITY
Net Sales (GAAP)	(1)%
53rd week impact in 2011	5%
Net Sales excluding 53rd week impact in 2011	4%

STORAGE
Net Sales (GAAP)	(8)%
53rd week impact in 2011	3%
Net Sales excluding 53rd week impact in 2011	(5)%

Net sales excluding the 53rd week in sales is net sales derived in accordance with GAAP excluding an additional 53rd week of sales in 2011. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

CONTACT:
Fortune Brands Home & Security, Inc.
MEDIA CONTACT:
Gary Ross, 847-484-4456
gary.ross@FBHS.com
or
INVESTOR CONTACT:
Brian Lantz, 847-484-4574
brian.lantz@FBHS.com